Exhibit 99.1

Investor Relations Contact:

Ken Lowe

Sigma Designs, Inc.

Tel: 408/957-9850

Fax: 408/957-9741

IR@sdesigns.com

For Immediate Release

Sigma Designs, Inc. Provides Details on

Fiscal Year 2007 Financial Results

MILPITAS, Calif. – April 24, 2007 – Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, today provided further detail on its record fourth quarter and fiscal year 2007 financial results, including its statement of operations and reconciliation of U.S. Generally Accepted Accounting Principles (“GAAP”) net income (loss) to non-GAAP net income detail for each of the quarters of fiscal 2007. Non-GAAP net income excludes amortization of acquired intangibles, stock-based compensation calculated per Accounting Principles Board Opinion (“APB”) No. 25 and Statement of Financial Accounting Standards (“SFAS”) No. 123(R), and stock option special investigation professional service fees. The Company filed its Form 10-K for the fiscal year ended February 3, 2007 on Friday of last week. Highlights of Sigma’s net income results are:

•	Fourth Quarter Fiscal 2007 GAAP net income of $4.6 million, or $0.17 per diluted share along with non-GAAP net income of $6.3 million, or $0.26 per diluted share

•	Fiscal Year 2007 GAAP net income of $6.2 million, or $0.24 per diluted share along with non-GAAP net income of $14.2 million, or $0.55 per diluted share

For the fourth quarter of fiscal 2007, Sigma’s net revenues grew to $31.2 million, up $6.2 million or 25% from $25.1 million for the third quarter of fiscal 2007. GAAP net income for the fourth quarter grew to $4.6 million or $0.17 per diluted share, up $1.9 million or 69% from $2.7 million or $0.11 per diluted share for the third quarter of fiscal 2007. Non-GAAP net income for the fourth quarter of fiscal 2007 grew to $6.8 million or $0.26 per diluted share, up $1.9 million or 39% from $4.9 million or $0.19 per diluted share for the third quarter of fiscal 2007.

Sigma’s fiscal 2007 net revenues grew to $91.2 million, up $57.9 million or 174% from $33.3 million for fiscal 2006. Net income for fiscal 2007 of $6.2 million or $0.24 per diluted share grew $7.8 million or 500% from fiscal 2006’s net loss of $(1.6) million or $(0.07) per diluted share. The Company’s fiscal 2007 non-GAAP net income of $14.2 million or $0.55 per diluted share grew $14.2 million from non-GAAP net income of $0.0 million or $0.00 per diluted share for fiscal 2006.

Additionally, Sigma released the following financial information:

•	Net revenues for the first, second, third and fourth quarters of fiscal 2007 were $14.8 million, $20.1 million, $25.1 million and $31.2 million, respectively.

•	GAAP net income (loss) for the first, second, third and fourth quarters of fiscal 2007 was $(1.4) million, $0.2 million, $2.7 million, and $4.6 million, respectively.

•	Non-GAAP net income for the first, second, third and fourth quarters of fiscal 2007 was $0.2 million, $2.3 million, $4.9 million and $6.8 million, respectively.

•	Gross margin was 50%, 45%, 48% and 51% for the first, second, third and fourth quarters of fiscal 2007, respectively.

•	Income (loss) from operations was $(1.5) million, $0.1 million, $2.7 million and $4.6 million for the first, second, third and fourth quarters of fiscal 2007, respectively.

•

Professional service fees incurred in connection with the stock option special investigation included in GAAP net income (loss) as a component of general and administrative expenses for the first, second, third and fourth quarters was nil, $0.6 million, $0.5 million, and $0.6 million, respectively.

•	Fiscal 2007 sales by geographic region were 53% Asia, 36% Europe, 11% North America, and nil other regions.

•

Combined cash balances (comprised of cash, cash equivalents, and short-term investments) grew to $33.2 million at the end of fiscal 2007, up $6.9 million or 26% from $26.4 million at the end of fiscal 2006.

•	Days sales outstanding at the end of fiscal 2007 was 32 days compared with 42 days at the end of fiscal 2006.

On Friday of last week, Sigma also filed its Quarterly Reports on Form 10-Q for the quarters ended July 29, 2006 and October 28, 2006. Sigma additionally amended its results for the quarter ended April 29, 2006 in last week Friday’s Annual Report on Form 10-K filing. With these filings, Sigma believes that it will now regain compliance with the requirements for continued listing on the NASDAQ Global Select Market; however, the Company awaits confirmation of compliance from NASDAQ.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation calculated per APB No. 25 and SFAS No. 123(R), and stock option special investigation professional service fees. Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Sigma’s activities. Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Conference Call To Discuss Financials Results

A brief conference call relating to its financial results will take place at 5:00 PM EDT / 2:00 PM PDT later today, Tuesday, April 24, 2007. The dial-in number is 866-831-6247 (international callers dial 617-213-8856) and the passcode is 25355838.

Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 85662076. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectation of compliance with NASDAQ filing requirements. Actual results may vary as there remains a risk that if NASDAQ disagrees with our position or if the SEC disagrees with the manner in which we have accounted for and reported, or not reported, the financial impact of past stock option grants, there could be further delays in filing subsequent SEC reports or other actions that might result in the delisting of our common stock from the NASDAQ Global Market. Further risks and uncertainties include, but are not limited to, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, and derivative litigation or other actions relating to the foregoing. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended February 3, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The Company’s award-winning media processor technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the Company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/. REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Sigma Designs, Inc

Consolidated Statements of Operations

Under U.S. Generally Accepted Accounting Principals (GAAP)

(In thousands, except per share amounts)

	Quarter Ended Apr 29, 2006	Quarter Ended Jul 29, 2006	Quarter Ended Oct 28, 2006	Quarter Ended Feb 3, 2007	Year Ended Feb 3, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$14,799	$20,136	$25,055	$31,228	$91,218
Cost of revenues	7,369	11,174	13,017	15,223	46,783

Gross Profit	7,430	8,962	12,038	16,005	44,435

Gross Margin Percent	50%	45%	48%	51%	49%
Operating expenses
Research and development	5,227	5,039	5,581	6,668	22,515
Sales and marketing	1,779	1,706	1,921	2,435	7,841
General and administrative	1,954	2,149	1,839	2,280	8,222

Total operating expenses	8,960	8,894	9,341	11,383	38,578

Income (loss) from operations	(1,530)	68	2,697	4,622	5,857
Interest and other income, net	176	179	149	311	815

Income (loss) before income taxes	(1,354)	247	2,846	4,933	6,672
Provision for income taxes	2	31	104	291	428

Net income (loss)	$(1,356)	$216	$2,742	$4,642	$6,244

Net income (loss) per share:
Basic	$(0.06)	$0.01	$0.12	$0.20	$0.28

Diluted	$(0.06)	$0.01	$0.11	$0.17	$0.24

Shares used in net income (loss) per share computation:
Basic	22,423	22,710	22,794	22,805	22,683

Diluted	22,423	25,214	25,572	26,582	25,670

Dilutive shares used in fully diluted net income per share computation	—	2,504	2,778	3,777	2,987

Shares issued and at outstanding end of period	22,754	22,855	22,904	22,904	22,904

Potentially dilutive shares [stock options] outstanding end of period	4,912	4,854	5,487	5,487	5,487

Sigma Designs, Inc

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands, except per share amounts)

	Quarter Ended Apr 29, 2006	Quarter Ended Jul 29, 2006	Quarter Ended Oct 28, 2006	Quarter Ended Feb 3, 2007	Year Ended Feb 3, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net income (loss)	$(1,356)	$216	$2,742	$4,643	$6,244

Items reconciling GAAP net income (loss) to non-GAAP net income (loss):
Related to Cost of Revenues:
Amortization of acquired developed technology intangibles	158	189	189	189	725
Stock-based compensation	94	79	118	89	380

Total related to cost of revenues	252	268	307	278	1,105

Related to Operating expenses:
Research and development:
Amortization of acquired noncompete agreement intangibles	97	117	117	117	448
Stock-based compensation	673	649	670	693	2,685
Sales and marketing:
Stock-based compensation	202	190	207	226	825
General and administrative:
Stock-based compensation	300	303	341	302	1,246
Stock option special investigation professional service fees	—	603	511	555	1,669

Total related to operating expenses	1,272	1,862	1,846	1,893	6,873

Total related to net loss	1,524	2,130	2,153	2,171	7,978

Non-GAAP net income	168	2,346	4,895	6,814	14,222

Diluted
Basic	$0.01	$0.10	$0.21	$0.30	$0.63

Diluted	$0.01	$0.09	$0.19	$0.26	$0.55

Shares used in non-GAAP net income per share Diluted
Basic	22,423	22,710	22,794	22,805	22,683

Diluted	25,310	25,214	25,572	26,582	25,670

Dilutive shares used in fully diluted net income per share computation	2,887	2,504	2,778	3,777	2,987

Shares issued and at outstanding end of period	22,754	22,855	22,904	22,904	22,904

Potentially dilutive shares [stock options] outstanding end of period	4,912	4,854	5,487	5,487	5,487